Exhibit 1.01

Acuity Brands, Inc.
Conflict Minerals Report
For Calendar Year Ended December 31, 2017

This Conflict Minerals Report of Acuity Brands, Inc. ("Acuity Brands" or the "Company") for the year ended December 31, 2017 is filed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to conflict minerals as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Conflict minerals are defined by the SEC as columbite-tantalite (the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted), gold, wolframite (the metal ore from which tungsten is extracted), or their derivatives (collectively, the "Subject Minerals"). The Rule requires certain registrants to conduct a reasonable country of origin inquiry ("RCOI") designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo ("DRC") or an adjoining country (collectively, the "Covered Countries").

Pursuant to the Rule, the Company performed due diligence procedures on the source and chain of custody of the Subject Minerals that are included in its products and for which, based on its RCOI, the Company believes it is possible that some may have originated from the Covered Countries and may not be from recycled or scrap sources.

Design of Due Diligence

The Company implemented a due diligence framework consistent with the Organization of Economic Co-Operation and Development's ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum, and Tungsten and Gold (collectively, "OECD Guidance"). Summarized below are the design components of the Company's procedures as they relate to the five-step framework set forth in the OECD Guidance:

1) Establish strong company management systems:

•	Publish and maintain a conflict minerals policy, which is available at http://www.acuitybrands.com/resources/regulations-codes-and-standards/conflict-minerals.

•	Adopt and maintain a conflict minerals governance charter, which defines the internal committee supporting compliance and due diligence efforts and the responsibilities of the internal committee.

•	Periodically review conflict minerals procedures with the Company's Chief Financial Officer and Audit Committee of the Board of Directors.

•	Utilize a conflict minerals compliance process, including the RCOI procedures described in the Form SD.

•
Incorporate requirements related to conflict minerals in the Company's standard supplier agreements and purchase order terms and conditions to obligate current and future suppliers to comply with the Company's conflict minerals policy, including participation in the supply chain survey and related due diligence activities.

•	Maintain records related to the RCOI and due diligence procedures in accordance with the Company's retention policy.

•	Facilitate employee, supplier, or other stakeholder grievance reporting through the Company's website.

2) Identify and assess risks in our supply chain:

•	Identify raw material components that may contain one or more of the Subject Minerals.

•	Identify finished goods that may contain one or more of the Subject Minerals for which the Company contracted to manufacture the finished goods.

•	Identify the direct suppliers that provided the raw material components and finished goods that may contain one or more of the Subject Minerals.

•
Conduct a supply chain survey using the Conflict Minerals Reporting Template ("CMRT"), requesting direct suppliers to identify smelters and refiners as well as the country of origin of the Subject Minerals in the products they sell to the Company.

•	Follow up with non-responsive suppliers by requesting compliance with the Company's request for information.

•
Review all responses received from suppliers based on the Company's conflict minerals compliance process and request supplemental information from suppliers providing responses that are deemed implausible, incomplete, inaccurate, or otherwise require clarification.

•
Compare smelters and refiners identified by the supply chain survey against the list of facilities that have received a "conflict-free" designation from the Responsible Minerals Assurance Process ("RMAP") or other independent third party audit program; these designations also provide country of origin and due diligence information on the Subject Minerals sourced by such facilities.

3) Design and implement a strategy to respond to identified risks:

•	Publish and maintain a conflict minerals policy.

•	Utilize a risk management plan that outlines the Company's response to identified risks.

•	Perform risk mitigation efforts to bring suppliers into conformity with the Company's conflict minerals policy.

•	Provide, on a periodic basis, progress reports to the Company's Chief Financial Officer and the Audit Committee of the Board of Directors summarizing risk mitigation efforts.

•	When required by the Rule, obtain an independent private sector audit of this Report.

4) Support the development and implementation of independent third party audits of smelters' and refiners' sourcing:

•
Utilize multi-industry due diligence initiatives, including RMAP, to evaluate the procurement practices of the smelters and refiners that process and provide the Subject Minerals used in the Company's products.

5) Report on supply chain due diligence:

•	Communicate the Company's conflict minerals policy publicly on the Company's website at http://www.acuitybrands.com/resources/regulations-codes-and-standards/conflict-minerals.

•	Annually file a Conflict Minerals Report with the SEC and publish on the Company's website at http://www.acuitybrands.com.

The content of any website referred to in this report is included for general information only and is not incorporated by reference in this filing.

Due Diligence Measures Performed

Below is a description of the measures performed for the 2017 reporting period to exercise due diligence on the source and chain of custody of the Subject Minerals contained in the Company's products that the Company believes may have originated from the Covered Countries and may not be from recycled or scrap sources:

•	Utilized a risk management plan that outlines the Company's response to identified risks.

•	Followed up with non-responsive suppliers by requesting compliance with the Company's request for information.

•
Reviewed all responses received from suppliers based on the Company's conflict minerals compliance process and requested supplemental information from suppliers providing responses that were deemed implausible, incomplete, inaccurate, or otherwise required clarification.

•
Compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a "conflict-free" designation from the RMAP or other independent third party audit program; these designations provide country of origin and due diligence information on the Subject Minerals sourced by such facilities.

•	Performed risk mitigation efforts to bring suppliers into conformity with the Company's conflict minerals policy.

•	Provided periodic progress reports to the Company's Chief Financial Officer and the Audit Committee of the Board of Directors summarizing risk mitigation efforts.

•	Identified improvement opportunities within the Company's conflict minerals compliance process and developed corrective action plans.

Results of Due Diligence Measures

Inherent Limitations on Due Diligence Measures

As an indirect purchaser of the Subject Minerals, the Company's due diligence efforts can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Subject Minerals. The Company is dependent on the data obtained from direct suppliers and in turn, the data those suppliers obtain from within their supply chains to identify sources of the Subject Minerals. In addition, the Company relies on the information collected by independent third party audit programs. These sources of information may yield incomplete or inaccurate data and may be subject to fraud.

Product Determination

Based on due diligence procedures performed in this report, the Company does not have sufficient information to conclusively confirm the country of origin or chain of custody of the Subject Minerals used in its products. The Company received company-level responses from certain of its suppliers with extensive lists of smelters without product-based information. As a result, the Company was unable to verify that Subject Minerals from these smelters were used in its products. Based on the information provided by the Company's suppliers, the Company believes some subset of the smelters and refiners listed in Table I potentially produced certain of the Subject Minerals contained in the Company's products. Based on the information from suppliers and the information available from the Conflict Free Sourcing Initiative, the Company believes the origin of the Subject Minerals processed by these smelters and refiners includes the countries listed in Table II.

Independent Private Sector Audit

This report is not subject to an independent private sector audit as allowed under Rule 13p-1.

Future Due Diligence Measures

The Company intends to implement steps to mitigate the risk that the Subject Minerals benefit armed groups and to improve the RCOI and due diligence processes. These include, but are not limited to, the following:

•	Modifying the conflict minerals compliance process with the intent to increase the supplier response rate and to improve the quality of supplier responses;

•	Leveraging industry efforts to identify additional resources to facilitate compliance; and

•	Conducting an annual review of the Company's conflict minerals policy, conflict minerals compliance process and the related procedure documentation, and risks for any updates.

Table I
Listing of Smelters Potentially Producing Subject Minerals in Company Products

Metal	Smelter	Country of Smelter
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Republic of Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC (1)	United States
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.	Republic of Korea
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China

Metal	Smelter	Country of Smelter
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Republic of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation

Metal	Smelter	Country of Smelter
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Republic of Korea
Gold	SAMWON METALS Corp.	Republic of Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Republic of Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan

Metal	Smelter	Country of Smelter
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	Kemet Blue Powder	United States
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	Power Resources Ltd.	Republic of Macedonia
Tantalum	QuantumClean	United States
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	CV Ayi Jaya	Indonesia

Metal	Smelter	Country of Smelter
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Pongpipat Company Limited	Myanmar
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Inti Stania Prima	Indonesia

Metal	Smelter	Country of Smelter
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China

Metal	Smelter	Country of Smelter
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Republic of Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
__________________________
(1) This smelter is believed to source the Subject Minerals from the Covered Countries and is not included on the Conflict-Free Sourcing Initiative's list of certified or active smelters. The Company received company-level responses from suppliers sourcing from this smelter; therefore, the Company is unable to conclusively determine whether components or finished goods sourced from those suppliers contain Subject Minerals from this smelter.

Table II

Listing of Subject Minerals' Countries of Origin

Angola	Hungary	Poland
Argentina	India	Portugal
Armenia	Indonesia	Republic of the Congo
Australia	Ireland	Russian Federation
Austria	Israel	Rwanda
Belarus	Italy	Saudi Arabia
Belgium	Ivory Coast	Sierra Leone
Bermuda	Japan	Singapore
Bolivia	Jersey	Slovakia
Brazil	Kazakhstan	South Africa
Burundi	Kenya	South Sudan
Cambodia	Republic of Korea	Spain
Canada	Kyrgyzstan	Suriname
Central African Republic	Laos	Sweden
Chile	Luxembourg	Switzerland
China	Madagascar	Taiwan
Colombia	Malaysia	Tajikistan
Czech Republic	Mali	Tanzania
Djibouti	Mexico	Thailand
Democratic Republic of the Congo	Mongolia	Turkey
Ecuador	Morocco	Uganda
Egypt	Mozambique	United Arab Emirates
Estonia	Myanmar	United Kingdom
Ethiopia	Namibia	United States
Finland	Netherlands	Uzbekistan
France	New Zealand	Vietnam
Germany	Niger	Zambia
Ghana	Nigeria	Zimbabwe
Guinea	Papua New Guinea
Guyana	Peru
Hong Kong	Philippines